CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-281506 on Form S-3ASR, Post-Effective Amendment No. 1 to Registration Statement No. 333-182419 on Form S-8, and Registration Statement No. 333-264480 on Form S-8 of our reports dated February 27, 2026, relating to the financial statements of Alexander & Baldwin, Inc. and the effectiveness of Alexander & Baldwin, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
Honolulu, Hawai‘i
February 27, 2026